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                                                                   EXHIBIT 23(d)



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" included in the Proxy statement that is made a part of the Registration Statement on Form S-4 and Prospectus of Republic Bancorp Inc. for the registration of 18,544,650 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1999, with respect to the consolidated financial statements of Republic Bancorp Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                    /s/   Ernst & Young LLP

Detroit, Michigan
March 16, 1999